UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 31, 2007

                          Commission file number 0-3338

                        ORGANIC SALES AND MARKETING, INC.
                          (Exact Name of registrant as
                            specified in its charter)

Delaware                                                     33-1069593
(State or other Jurisdiction of                              (IRS Employer
Incorporation or Organization)                               Identification No.)


                            114 Broadway, Raynham, MA 02767
--------------------------------------------------------------------------------
                        (Address of Principal Executive Office)

                                 (508) 823-1117
               (Registrant's telephone number including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On October 31, 2007 Registrant and Fisher Scientific Company L.L.C. ("Fisher") signed an agreement that designates Fisher as our sole United States "National Laboratory Distributor" for our commercially branded product line through December 31, 2008. This exclusivity will be reviewed annually and awarded based on meeting mutually agreed upon non-binding targets. The target for the first year of the contract will be $150,000 in sales at cost. Fisher will order products by placing purchase orders, and Registrant will fill those orders as set forth in the agreement. In ordering the products, Fisher will have no minimum order requirement; nor does it make any annual minimum purchasing commitment. Following the initial term, the agreement will automatically renew for successive twelve-month periods unless either party gives ninety days written notice of intent not to renew.

      Registrant would have made more timely disclosure of its agreement with Fisher, however the terms of said agreement required registrant to obtain Fisher's written consent to use of its name and that was not forthcoming until November 15, 2007.

Item 1.02 Termination of a Material Definitive Agreement

      On October 29, 2007 Registrant advised Andrew Garrett, Inc. ("Garrett") that it no longer wished to proceed under the conditional Placement Agent Agreement signed by Registrant on March 13, 2007. Subject to terms and conditions recited therein, that agreement had provided that Garrett would conduct a proposed private placement of up to $6 million on Registrant's behalf. Registrant advised Garrett on October 29, 2007 that it has decided to proceed in a different direction as to funding.

Item 8.01 Other Events

      The Registrant had previously projected a net loss of ($764,000) in calendar 2007, a net profit of $362,000 in calendar 2008 and a net profit of $1,180,000 in calendar 2009.

      Cash flow from operations was projected to be ($724,000) and ($224,000) in calendar 2007 and 2008 respectively and a positive cash flow from operations of $1,033,000 in 2009.

      The foregoing projections were predicated on Registrant's expectation that revenues would be $1,619,000, $6,022,000 and $9,936,000 for calendar years 2007,
2008 and 2009 respectively.

      Registrant has been forced to lower its expectations for two reasons. First, it has taken longer than anticipated to begin to receive orders from certain large supermarket and home improvement chains and from Fisher Scientific, a major national laboratory distributor, all of which Registrant believes will constitute a significant portion of its customer base. Second, the slower than anticipated expansion of the radio show and the subsequent product promotion it would likely generate, has slowed the reorder process from those major New England-based supermarket chains with which the Registrant is currently doing business.

Current projections are as follows:


                                       Calendar        Calendar        Calendar
                                      Year 2007       Year 2008       Year 2009
                                     ------------    ------------    -----------
Revenues                             $   265,000     $ 3,000,000     $ 6,000,000
Cash Flow From Operations               (750,000)       (150,000)        150,000
Pre-tax Net Profit or (Loss)            (850,000)       (250,000)        350,000

      The Registrant continues to rely heavily on invested capital. The previously anticipated private placement of up to $6 million to have been raised by Andrew Garrett, Inc. in the first half of 2008 will not take place since Registrant has terminated its relationship with Andrew Garrett.

      The Registrant had expected a short-term bridge loan financing of $500,000 by the end of 2007. Actually, $157,000 has been received to date. An additional $300,000 has been committed and the balance may not be raised by year end.

      The Registrant continues to seek additional financing of about $3 million. If operating revenues increase as expected, the additional $3 million would leave us with substantial working capital for 2010. On the other hand, if we are only able to raise $1 million and sales do not increase significantly, Registrant would likely exhaust its resources in early 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ORGANIC SALES AND MARKETING, INC.
                                           -------------------------------------
                                                      Registrant


Date 11/20/07                              /S/ Samuel F.H. Jeffries
     -------------------------------       -------------------------------------
                                                (Signature)*
                                           Samuel F.H. Jeffries
                                           President and Chief Operating Officer

*     Print name and title of the signing officer under his signature.